1 Combined Financial Statements AT&T WarnerMedia Business (A component of AT&T Inc.) For the Three Months Ended March 31, 2022 and March 31, 2021 for the Combined Statements of Operations, Other Comprehensive Income, Cash Flows and Equity (Unaudited) As of March 31, 2022 (Unaudited) and December 31, 2021 for Combined Balance Sheet INDEX TO COMBINED FINANCIAL STATEMENTS AT&T WarnerMedia Business Combined Financial Statements Combined Statement of Operations Combined Statement of Other Comprehensive Income Combined Balance Sheet Combined Statement of Cash Flows Combined Statement of Equity Notes to the Combined Financial Statements 2 3 4 5 6 7

AT&T WarnerMedia Business (A Component of AT&T Inc.) Combined Statement of Operations Dollars in millions (Unaudited) 2 The accompanying notes are an integral part of the Combined Financial Statements. Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Operating Revenues Subscription revenue $ 3,221 $ 3,040 Advertising revenue 1,210 1,245 Content revenue 2,713 2,605 Related party revenue 940 950 Other revenue 258 171 Total operating revenue 8,342 8,011 Operating Expenses Cost of revenues (exclusive of depreciation and amortization expense shown separately below) 5,013 4,677 Selling, general and administrative expenses (exclusive of depreciation and amortization expense shown separately below) 1,871 1,531 Related party expense 171 137 Depreciation and amortization expense 1,081 1,171 Total operating expense 8,136 7,516 Operating Income 206 495 Other Expenses/(Income) Interest expense, net 96 39 Other income, net (69) (185) Total other expense (income) 27 (146) Income before income taxes 179 641 Income tax expense 31 149 Net income $ 148 $ 492

AT&T WarnerMedia Business (A Component of AT&T Inc.) Combined Statement of Other Comprehensive Income Dollar in millions (Unaudited) 3 Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Net income $ 148 $ 492 Other comprehensive income, net of tax: Foreign currency translation Unrealized (losses) gains occurring during the period, net of taxes of $0 and $7 (72) 54 Benefit obligations Prior service cost, net of taxes of $0 (2) 1 Derivative instruments Unrealized (losses) gains occurring during the period, net of taxes of $(1) and $(1) (4) 3 Reclassification adjustment included in net income, net of taxes of $1 and $(1) 3 4 Change in derivative instruments (1) 7 Other comprehensive (loss) income (75) 62 Total Comprehensive Income $ 73 $ 554 The accompanying notes are an integral part of the Combined Financial Statements.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Combined Balance Sheet Dollar in millions 4 March 31, 2022 (Unaudited) December 31, 2021 Assets Current assets Cash and cash equivalents $ 21,430 $ 1,879 Accounts receivable – net of related allowance for credit loss of $103 and $100 5,256 4,399 Related party accounts receivable 610 593 Prepaid expenses 275 590 Other current assets 452 496 Total current assets 28,023 7,957 Noncurrent inventories and theatrical film and television production costs 19,803 18,923 Property, plant and equipment, net 4,242 4,238 Goodwill 39,681 39,692 Trademarks and tradenames, net 16,531 16,688 Distribution networks, net 11,486 11,942 Other intangible assets, net 11,322 11,643 Investments, including available-for-sale securities 1,377 1,388 Operating lease right-of-use assets 2,275 2,357 Other assets 2,871 3,013 Total assets $ 137,611 $ 117,841 Liabilities and equity Current liabilities Accounts payable and accrued liabilities $ 9,561 $ 10,652 Related party accounts payable 19 88 Debt maturing within one year 124 10 Other current liabilities 1,633 1,566 Total current liabilities 11,337 12,316 Noncurrent liabilities Long-term debt 31,405 1,713 Deferred income taxes 10,923 11,361 Postemployment benefit obligation 73 75 Other noncurrent liabilities 7,079 7,102 Total liabilities 60,817 32,567 Equity Net parent investment 76,951 85,356 Accumulated other comprehensive (loss) income (157) (82) Total equity 76,794 85,274 Total liabilities and equity $ 137,611 $ 117,841 The accompanying notes are an integral part of the Combined Financial Statements.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Combined Statement of Cash Flows Dollar in millions (Unaudited) 5 Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Operating Activities Net income $ 148 $ 492 Adjustments to reconcile net income to net cash provided by operating activities: Amortization of film and television costs 2,954 2,812 Depreciation and amortization 1,081 1,171 Provision for uncollectible accounts 21 (27) Asset impairments 9 38 Share-based compensation expense 70 70 Actuarial (gain) on pension and postretirement benefits (9) (123) Deferred income tax (benefit) (416) (69) Net accretion/amortization of discount (premium) (4) (4) Changes in operating assets and liabilities: Receivables (895) 84 Prepaid expenses and other current assets 378 118 Inventories and theatrical film and television production costs (3,834) (3,704) Operating lease-right of use assets 4 23 Accounts payable and other accrued liabilities (971) (8) Postretirement claims and contributions (12) (16) Other, net 60 (603) Cash Used in (Provided by) Operating Activities (1,416) 254 Investing Activities Capital expenditures (153) (91) (Purchases) sales of investments, net (2) (69) Cash Used in Investing Activities (155) (160) Financing Activities Repayment of long-term debt - (2) Additional Borrowings 30,000 - Debt issuance costs (187) - Principal payments on finance leases (3) (18) Net transfers (to) from Parent (8,688) (24) Cash Provided by (Used in) Financing Activities 21,122 (44) Net increase in cash and cash equivalents 19,551 50 Cash and cash equivalents at beginning of year 1,879 1,495 Cash and Cash Equivalents End of Period $ 21,430 $ 1,545 The accompanying notes are an integral part of the Combined Financial Statements.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Combined Statement of Equity (In Millions) 6 Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Net Parent Investment Balance at beginning of period $ 85,356 $ 86,429 Net income 148 492 Transfer of production tax credits to Parent (270) - Share-based compensation funded by Parent 70 70 Net transfers (to) from Parent (8,353) (220) Balance at end of period 76,951 86,771 Accumulated other comprehensive(loss) income, net of tax Balance at beginning of period $ (82) $ 138 Other comprehensive (loss) income (75) 62 Balance at end of period (157) 200 Total equity at end of period $ 76,794 $ 86,971 The accompanying notes are an integral part of the Combined Financial Statements.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 7 NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION Description of Business The accompanying Combined Financial Statements include the accounts of all operations that comprise AT&T Inc.’s (“AT&T” or the “Parent”) WarnerMedia segment excluding the Xandr, Crunchyroll, Chilevision and Playdemic Limited businesses (the “Company,” “WarnerMedia,” “we” or “us”). On April 8, 2022, AT&T completed the previously announced separation of WarnerMedia in a Reverse Morris Trust transaction, under which Magallanes, Inc. (Spinco), a wholly-owned subsidiary of AT&T that held the WarnerMedia business, was distributed to AT&T stockholders via a pro rata dividend, followed by the combination of Spinco with a subsidiary of Discovery, Inc. (Discovery), which was renamed Warner Bros. Discovery, Inc. (WBD). Each AT&T shareholder was entitled to receive 0.241917 shares of WBD common stock for each share of AT&T common stock held as of the record date, which represented approximately 71% of WBD. See note 15. We are a global media and entertainment company that develops, produces and acquires feature films, television, gaming and other content for monetization in various media outlets including theatrical, basic and premium pay television, free-to-air television, direct-to-consumer services and physical / digital retail stores. Preparation of Interim Financial Statements You should read this document in conjunction with the Combined Financial Statements and accompanying notes for the year ended December 31, 2021 included in the Current Report on Discovery’s Form 8-K dated March 7, 2022. The results for the interim periods are not necessarily indicative of those for the full year. These Combined Financial Statements include all adjustments that are necessary to present fairly the results for the presented interim period, consisting of normal recurring accruals and other items. Basis of Presentation Our Combined Financial Statements represent the operations of WarnerMedia and have been prepared on a carve-out basis. Our Combined Financial Statements have been derived from AT&T’s Consolidated Financial Statements and accounting records and reflect our Combined Statement of Operations, Balance Sheet and Statement of Cash Flows in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). AT&T provides certain corporate services to the Company and costs associated with these services have been allocated accordingly. These allocations include costs related to corporate finance, human resources, business development, legal, treasury, real estate, external affairs, compliance and other services. The costs of such services have been allocated to us based on an allocation metric which best represents our portion of corporate expenses incurred, primarily based on the relative percentage of expected revenue. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had we been operating independently for the periods presented. AT&T maintains a number of share-based compensation plans, pension plans, and post-retirement plans at a corporate level. Our employees participate in those programs and, as such, we were charged a portion of the expenses associated with these programs. However, our Combined Balance Sheet does not include any AT&T equity related to the share-based compensation programs or any pension or post-retirement assets or liabilities where AT&T is the sponsor of the corresponding plan. AT&T maintains a number of insurance policies including general liability, automobile, production related insurance, and employers’ liability. We have traditionally maintained policies through AT&T that provide limited coverage for these risks, and as such, we were allocated a portion of the expenses associated with these policies; excluding production related insurance in 2021 covered through a master policy that expired on December 15, 2021. Additionally, we purchase insurance coverage to comply with local insurance regulations and contractual requirements. AT&T self-insures certain other risks including those associated with property damages. It is our policy to accrue for amounts related to these risks if it is probable a loss has been incurred, the amount is reasonably estimable, and we are directly liable for a loss. “Net parent investment” represents AT&T’s interests in the recorded net assets of the Company. The net

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 8 investment balance represents the cumulative net investment by AT&T in the Company through the periods presented, including any prior net income or comprehensive income attributable to the Company. Certain transactions between the Company and AT&T, including allocated expenses, are also included in and reflected as a change in Net parent investment on the Combined Balance Sheet. All significant intercompany balances that do not have established written agreements and do not settle in cash between AT&T and the Company have been eliminated for the periods presented and are included in “Net parent investment”. The Combined Financial Statements may not be indicative of our future performance and do not necessarily reflect what our Combined Statement of Operations, Balance Sheet and Statement of Cash Flows would have been had we operated as an independent business during the periods presented. To the extent that an asset, liability, revenue or expense is directly attributable to the Company, it is reflected in the accompanying Combined Financial Statements. Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions, including potential impacts arising from the COVID-19 pandemic and other estimates of probable losses and expenses, that affect the amounts reported in the Combined Financial Statements and accompanying notes. Actual results could differ from those estimates. New Accounting Standards LIBOR In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (ASU 2020-04, as amended), which provides optional expedients, and allows for certain exceptions to existing GAAP, for contract modifications triggered by the expected market transition of certain benchmark interest rates to alternative reference rates. ASU 2020-04 applies to contracts, hedging relationships, certain derivatives and other arrangements that reference the London Interbank Offering Rate (LIBOR) or any other rates ending after December 31, 2022. ASU 2020-04 became effective immediately. The standard did not materially impact our Combined Financial Statements and related disclosures. Government Assistance In November 2021, the FASB issued ASU No. 2021-10, “Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance” (ASU 2021-10), which requires annual disclosures, in the notes to the financial statements, about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy to other guidance. The annual disclosures include terms and conditions, accounting treatment and impacted financial statement lines reflecting the impact of the transactions. ASU 2021-10 will be effective for annual reporting periods beginning after December 15, 2021, under prospective or retrospective application for all in scope government transactions in the financial statements as of our adoption date or thereafter. We are evaluating the disclosure impacts of our adoption of ASU 2021-10. NOTE 2. OTHER COMPREHENSIVE INCOME The following summary sets forth the activity within “Other comprehensive (loss) income.” All amounts are net of tax: Foreign Currency Translation Adjustment Benefit Obligations Net Unrealized (Losses) Gains on Cash Flow Hedges Accumulated Other Comprehensive (Loss) Income Balance as of December 31, 2021 $ (70) $ (26) $ 14 $ (82)

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

Unrealized losses	(72)		(4)	(76)
Prior service cost		(2)		(2)
Reclassification adjustments realized in net income[(a)]			3	3
Net other comprehensive loss	(72)	(2)	(1)	(75)
Balance as of March 31, 2022 (Unaudited)	(142)	(28)	13	(157)

	Foreign Currency Translation Adjustment	Benefit Obligations	Net Unrealized (Losses) Gains on Cash Flow Hedges	Accumulated Other Comprehensive (Loss) Income
Balance as of December 31, 2020	$ 106	$ 4	$ 28	$ 138
Unrealized gains	54		3	57
Prior service cost		1		1
Reclassification adjustments realized in net income[(a)]			4	4
Net other comprehensive income	54	1	7	62
Balance as of March 31, 2021 (Unaudited)	160	5	35	200

(a) Pretax losses (gains) are included in (loss) gain in Other expense (income), net.

NOTE 3. REVENUES AND ACCOUNTS RECEIVABLE

Revenue Categories

The following tables set forth reported revenue by category:

	Three Months Ended March 31, 2022 (Unaudited)	Three Months Ended March 31, 2021 (Unaudited)
Operating revenue		
Subscription revenue	$ 3,221	$ 3,040
Advertising revenue	1,210	1,245
Content revenue	2,713	2,605
Related party revenue	940	950
Other revenue	258	171
Total operating revenue	$ 8,342	$ 8,011

	Three Months Ended March 31, 2022 (Unaudited)	Three Months Ended March 31, 2021 (Unaudited)
Content revenue		
Television	$ 1,916	$ 1,798

9

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 10 Film 1,489 1,186 Games and other 200 239 Eliminations in content revenue (892) (618) Total content revenue $ 2,713 $ 2,605 Contract Assets and Liabilities A contract asset is recorded when revenue is recognized in advance of our right to bill and receive consideration and that right is conditioned upon something other than the passage of time. In our long-term content licensing agreements, billing occurs in accordance with agreed-upon contract terms and is sometimes subsequent to revenue recognition, resulting in the recognition of contract assets. When consideration is received in advance of the delivery of goods or services, or we have the contractual right to invoice our customers in advance of performance, a contract liability is recorded for deferred revenue. Reductions in the contract liability will be recorded as revenue as we satisfy our performance obligations. The following table presents contract assets and liabilities on the Combined Balance Sheet: March 31, December 31, 2022 (Unaudited) 2021 Contract assets $ 73 $ 135 Contract liabilities 1,501 1,482 Our contract liabilities as of December 31, 2021 recorded as customer contract revenue for the quarter ended March 31, 2022 was $806. Our Combined Balance Sheet as of March 31, 2022 (unaudited) and December 31, 2021 included approximately $38 and $108 respectively for the current portion of our contract assets in “Other current assets” and $1,336 and $1,306 respectively for the current portion of our contract liabilities in “Other current liabilities.” Remaining Performance Obligations Remaining performance obligations represent future revenues not yet recorded for firm order commitments that have not yet been performed. Our most significant remaining performance obligations relate to the licensing of film and television content which will be made available to customers at some point in the future. Remaining performance obligations associated with fixed fee subscriptions and advertising arrangements that have an expected duration of one year or less have been excluded from the transaction price allocated to the remaining performance obligations. For content revenues, including revenues associated with the licensing of theatrical and television product for television and streaming services, we have included all contracts regardless of duration. Content revenues include estimates for products that are not yet completed but exclude variable consideration such as sales-based or usage-based royalties. As of March 31, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was $8,914 of which we expect to recognize approximately 43% by the end of 2022, 65% by the end of 2023, 75% by the end of 2024, 80% by the end of 2025, 82% by the end of 2026, with the remaining balance recognized thereafter. As of December 31, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $9,290, of which we expect to recognize approximately 53% by the end of 2022, 68% by the end of 2023, 77% by the end of 2024, 81% by the end of 2025, 82% by the end of 2026, with the remaining balance recognized thereafter.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 11 NOTE 4. RESTRUCTURING AND SEVERANCE COSTS Restructuring and severance costs primarily relate to the integration and direct-to-consumer restructuring programs. The integration restructuring program supported the integration of legacy HBO, Turner and Warner Bros. into one operating company, WarnerMedia. The direct-to-consumer restructuring program shifted the focus of our business to a direct-to-consumer model by simplifying production, management and distribution of content across the organization. Severance costs primarily related to employee termination costs. Restructuring and severance costs are included in "Selling, general and administrative expenses” in our Combined Statement of Operations. Restructuring and severance costs expensed as incurred for the three months ended March 31, 2022, and for the three months ended March 31, 2021 are as follows: Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Integration $ (19) $ 7 Direct-to-consumer 14 51 Total restructuring and severance costs $ (5) $ 58 During the three months ended March 31, 2022 and March 31, 2021, our restructuring and severance costs were offset by the reversal of accrued severance and restructuring of $19 and $6, respectively, resulting from a change in estimates for costs incurred for prior restructuring activities. NOTE 5. INVESTMENTS Our investments, by category, consist of the following as of the indicated dates: March 21, 2022 (Unaudited) December 31, 2021 Equity-method investments $ 1,086 $ 1,087 Fair-value and other investments: Deferred compensation investments, recorded at fair value 134 142 Available-for-sale debt securities 30 30 Total fair-value and other investments $ 164 $ 172 Equity investments without readily determinable fair values 127 129 Total $ 1,377 $ 1,388 Available-for-sale debt securities are recorded at fair value on the Combined Balance Sheet and the realized gains and losses are included as a component of “Other expense (income), net” in the Combined Statement of Operations. There were no unrealized gains or unrealized losses during the three months ended March 31, 2022 and March 31, 2021 on available-for-sale debt securities. Equity-Method Investments At March 31, 2022 (unaudited) and December 31, 2021, investments accounted for using the equity method included our investments in The CW Network, TCG 2.0 Investment Holdings, Tencent, Fandango Media, LLC and certain other ventures that are generally 20% to 50% owned and in which we have significant influence. Equity Investments Without Readily Determinable Fair Values Equity investments without readily determinable fair value include ownership rights that do not provide us with control or significant influence.

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

We monitor our equity investments without readily determinable fair values to identify potential transactions that may indicate an observable price change in orderly transactions for the identical or a similar investment of the same issuer, requiring adjustment to its carrying amount.

Investment Impairments

For the three months ended March 31, 2022 and March 31, 2021, we did not incur any impairment for any investments.

While we have recognized all material declines that are believed to be other-than-temporary as of March 31, 2022, it is reasonably possible that individual investments in our portfolio may experience other-than-temporary declines in value in the future if the underlying investees experience adverse changes in their financial condition or poor operating results or if there is a significant decline in the market value of a debt or equity security held by us in relation to its cost basis.

NOTE 6. LICENSED PROGRAMMING INVENTORY AND FILM AND TELEVISION PRODUCTION COST

The following tables present our programming, production costs, and other inventory as of March 31, 2022 (unaudited) and December 31, 2021. Programming costs include the unamortized cost of licensed programming rights. Film and television production costs include the unamortized cost of completed theatrical films and television episodes, theatrical films and television series in production and undeveloped film and television rights. In addition, costs have been grouped based on predominant monetization strategy.

Inventories and theatrical film and television production costs consist of:

	March 31, 2022 (Unaudited)		
	Predominantly Monetized Individually	Predominantly Monetized as a Group	Total
Theatrical film production costs: (b)			
Released, less amortization	$ 570	$ -	$ 570
Completed and not released	631	-	631
In production	1,452	-	1,452
Development and pre-production	143	-	143
Television production costs: (b)			
Released, less amortization	1,018	3,092	4,110
Completed and not released	612	660	1,272
In production	479	3,368	3,847
Development and pre-production	37	98	135
Total theatrical film and television production costs	$ 4,942	$ 7,218	$ 12,160
Inventories:			
Programming costs, less amortization (a)			$ 7,642
Other inventory, primarily DVDs and Blu-ray Discs			153
Total inventories			7,795
Less current portion of inventory			(152)
Total noncurrent inventories			7,643
Total noncurrent inventories and theatrical film and television production costs			$ 19,803

December 31, 2021

12

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

	Predominantly Monetized Individually	Predominantly Monetized as a Group	Total
Theatrical film production costs: (b)			
Released, less amortization	$ 526	$ -	$ 526
Completed and not released	343	-	343
In production	1,687	-	1,687
Development and pre-production	143	-	143
Television production costs: (b)			
Released, less amortization	799	2,536	3,335
Completed and not released	774	576	1,350
In production	518	3,836	4,354
Development and pre-production	37	86	123
Total theatrical film and television production costs	$ 4,827	$ 7,034	$ 11,861
Inventories:			
Programming costs, less amortization (a)			$ 7,063
Other inventory, primarily DVDs and Blu-ray Discs			133
Total inventories			7,196
Less current portion of inventory			(134)
Total noncurrent inventories			7,062
Total noncurrent inventories and theatrical film and television production costs			$ 18,923

(a) Includes the costs of certain programming rights, primarily sports, for which payments have been made prior to the related rights being received.
(b) Does not include $3,961 of acquired film library intangible assets as of December 31, 2021, which are included in "Other intangible assets, net" subject to amortization, net on the Combined Balance Sheet.

For the three months ended March 31, 2022 and March 31, 2021, we recorded production cost amortization expense of $1,140 and $1,233, respectively, for inventories predominately monetized individually and $1,827 and $1,616, respectively, for inventories predominately monetized as a film group in "Cost of revenues" in the Combined Statement of Operations. Included in production cost amortization are film and television impairments of $9 and $37 for the three months ended March 31, 2022 and March 31, 2021.

NOTE 7. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

Long-term debt, including interest rates and maturities, as of March 31, 2022 and December 31, 2021 are summarized as follows:

		March 31, 2022 (Unaudited)	December 31, 2021
Fixed-rate public debt			
Interest Rates	**Maturities**		
1.95% - 2.99%	2023 - 2026	$ 225	$ 230
3.00% - 4.99%	2023 - 2045	368	368
5.00% - 6.99%	2026 - 2043	337	337
7.00% - 9.15%	2023 - 2036	589	589
		1,519	1,524
Unamortized premium - net		143	147
Total fixed-rate public debt		1,662	1,671
Senior notes		30,000	-
Unamortized debt issuance costs		(186)	-

13

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

Other borrowings		4		-
Total debt, excluding finance lease		31,480		1,671
Finance lease obligations		49		52
Total long-term debt, including current maturities		31,529		1,723
Current maturities of long-term debt		124		10
Total long-term debt	$	31,405	$	1,713

In March 2022, SpinCo issued $30,000 of senior unsecured notes ("Senior notes") at par. The interest rates, maturities, and principal amounts of each class of notes are reflected in the table below.

On April 8, 2022, in connection with AT&T's separation and distribution of WarnerMedia, and merger of Spinco with WBD, we paid a special cash dividend of $20,000 to Parent from the proceeds of the Senior notes issuance in March. Prior to the transaction close date, $10,000 of the proceeds from the issuance was received by Parent.

With the exception of the Floating rate Senior notes, all other notes are optionally callable by the Company prior to their maturity, but generally require payment of a make-whole premium if called more than one year prior to maturity.

Upon a Change of Control (as defined in the credit agreement), the Senior notes are mandatorily redeemable at 101% of their principal amount, plus accrued, unpaid interest.

Senior notes, including interest rates and maturities, as of March 31, 2022 are as follows:

Interest Rates	**Maturities**		March 31, 2022 (Unaudited)
Floating rate	2024	$	500
3.43%	2024		1,750
3.53%	2024		500
3.64%	2025		1,750
3.79%	2025		500
3.76%	2027		4,000
4.05%	2029		1,500
4.28%	2032		5,000
5.05%	2042		4,500
5.14%	2052		7,000
5.39%	2062		3,000
Total Senior notes		$	30,000

Public Debt

We have various public debt issuances outstanding. At issuance, the maturities of these outstanding series of debt ranged from eight to forty years and the interest rates on debt with fixed interest rates ranged from 1.95% to 9.15%.

As of March 31, 2022, we were in compliance with all conditions of instruments governing public debt. All of our outstanding public debt is unsecured. Aggregate principal maturities of outstanding public debt as of March 31, 2022 are as follows:

	2023	**2024**	**2025**	**2026**	**2027**	**Thereafter**
Public debt repayments	$ 370	$ 87	$ 97	$ 89	$ 54	822

14

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 15 Undrawn Bridge and Term Loan On May 17, 2021, SpinCo entered into a $41,500 commitment letter (the “Bridge Loan”). On June 4, 2021 (the “Effective Date”), SpinCo entered into a $10,000 term loan credit agreement (the “Term Loan”) consisting of (i) an 18-month $3,000 tranche (“Tranche 1 Facility”), and (ii) a 3-year $7,000 tranche (“Tranche 2 Facility”), with JPMorgan Chase Bank, N.A., as agent. In March 2022, SpinCo issued $30,000 of Senior notes at par. In connection with the execution of the Term Loan and Senior notes issuances, the aggregate commitment amount under the existing Spinco commitment letter (Bridge Loan) was reduced from $41,500 to $1,687, with no amounts outstanding as of March 31, 2022. The Term Loan contains certain representations and warranties and covenants, including limitations on liens, investments, indebtedness, dispositions, transactions with affiliates, dividends and other restricted payments and certain burdensome agreements and financial maintenance covenants that SpinCo will maintain (i) a consolidated interest coverage ratio (as defined in the Term Loan) of no less than 3.00 to 1.00 and (ii) a consolidated leverage ratio (as defined in the Term Loan) of (a) from and after the last day of the first full fiscal quarter following the first date all the conditions defined in the Term Loan are satisfied or waived (the “Closing Date”) to the measurement period (as defined the Term Loan) ending on the last day of the first full fiscal quarter after the first anniversary of the Closing Date, no more than 5.75 to 1.00, (b) from and after the measurement period ending on the last day of the first full fiscal quarter after the first anniversary of the Closing Date to the measurement period ending on the last day of the first full quarter after the second anniversary of the Closing Date, 5.0:1.00 and (c) thereafter, 4.50:1.00. As of March 31, 2022, SpinCo was in compliance with the covenants for the Term Loan. Prior to the Closing Date, only a bankruptcy or insolvency event of default with respect to us would permit the lenders to terminate their commitments under the Term Loan. The obligations of the lenders under the Term Loan to provide advances will terminate on the earliest of (i) the termination of the Agreement and Plan of Merger, dated May 17, 2021 (the “Merger Agreement”), (ii) July 15, 2023, (iii) the consummation of a distribution by AT&T to its shareholders of our common stock held by AT&T by way of either a pro rata dividend or an exchange offer with or without the funding of the loans under the Term Loan (after giving effect to any such loans funded) and (iv) the date of termination in full of the Tranche 1 commitments and Tranche 2 commitments pursuant to the terms of the Term Loan (the period from the Effective Date to such termination date). NOTE 8. RELATED PARTY TRANSACTIONS In the ordinary course of operations, we enter into transactions with related parties as further described below. Related parties include AT&T and its affiliates, including DIRECTV. AT&T provides financing, cash management and other treasury services to us. We receive funding from AT&T for some of our investing and financing cash needs. Cash transferred to and from AT&T is recorded as intercompany receivables and payables. There is no formal agreement for repayment of these amounts to AT&T and we expect these balances to be settled through equity. As such, intercompany receivables and payables with AT&T are reflected within “Net parent investment” on the Combined Balance Sheet. AT&T provides certain corporate services to us and costs associated with these services have been allocated to the Company. These allocations include costs related to corporate finance, human resources, business development, legal, real estate, external affairs, compliance and other services. The costs of such services have been allocated to us based on an allocation metric which best represents our portion of corporate expenses incurred, primarily based on the relative percentage of expected revenue. For the three months ended March 31, 2022 and March 31, 2021, the total amount of these cost allocations was approximately $26 and $28, respectively.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 16 These allocations may not be indicative of the actual expenses we would have incurred as a separate, standalone company or of the costs we will incur in the future. Our equity balance represents the cumulative net investment by AT&T through that date, including any prior net income, comprehensive income and allocations or other transactions with AT&T. The related party transactions described above are consistent with AT&T’s external reporting and may not be at fair value. The majority of the related party revenue and expense relates to payments from AT&T affiliates for license of television programming distribution rights and payments to AT&T affiliates for marketing expenses. Payments under these contracts are typically subject to annual rate increases and are based on the number of subscribers receiving the related programming. NOTE 9. FAIR VALUE MEASUREMENT The Fair Value Measurement and Disclosure framework in ASC 820, “Fair Value Measurement,” provides a three-tiered fair value hierarchy based on the reliability of the inputs used to determine fair value. Level 1 refers to fair values determined based on quoted prices in active markets for identical assets. Level 2 refers to fair values estimated using significant other observable inputs and Level 3 includes fair values estimated using significant unobservable inputs. The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Our valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. The valuation methodologies described above may produce a fair value calculation that may not be indicative of future net realizable value or reflective of future fair values. We believe our valuation methods are appropriate and consistent with other market participants. The use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date. There have been no changes in the methodologies used for the periods presented. Long-Term Debt and Other Financial Instruments The carrying amounts and estimated fair values of our long-term debt, including current maturities, and other financial instruments, are summarized as follows: March 31, December 31, 2022 (Unaudited) 2021 Carrying Amount Fair Value Carrying Amount Fair Value Notes and debentures $ 31,480 $ 32,112 $ 1,671 $ 1,823 The carrying amount of debt with an original maturity of less than one year approximates fair value. The fair value measurements used for notes and debentures are considered Level 2 and are determined using various methods, including quoted prices for identical or similar securities in both active and inactive markets. Following is the fair value leveling for investment securities that are measured at fair value and derivatives as of March 31, 2022 and December 31, 2021. Derivatives designated as hedging instruments are reflected as “Prepaid expenses” and “Accounts payable and accrued liabilities” on our Combined Balance Sheet.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 17 March 31, 2022 (Unaudited) Level 1 Level 2 Level 3 Total Equity Securities $ 134 $ - $ - $ 134 Available-for-Sale Debt Securities - 30 - 30 Asset Derivatives: Foreign exchange contracts - 2 - 2 Liability Derivatives Foreign exchange contracts - (25) - (25) December 31, 2021 Level 1 Level 2 Level 3 Total Equity Securities $ 142 $ - $ - $ 142 Available-for-Sale Debt Securities - 30 - 30 Asset Derivatives: Foreign exchange contracts - 8 - 8 Liability Derivatives Foreign exchange contracts - (41) - (41) We primarily apply the market approach for valuing recurring fair value measurements. Derivative Instruments and Hedging Activities We enter into derivative transactions to manage certain market risks, primarily foreign currency exchange risk. This includes the use of foreign exchange forward contracts. We do not use derivatives for trading or speculative purposes. We record derivatives on our Combined Balance Sheet at fair value using observable market data, including yield curves and foreign exchange rates (all of our derivatives are Level 2). Cash flows associated with derivative instruments are presented in the same category on the Combined Statement of Cash Flows as the item being hedged. Cash Flow Hedging We designate our foreign exchange contracts that generally have maturities of up to four years as cash flow hedges. The purpose of these contracts is to hedge certain forecasted film production costs and film tax incentives denominated in foreign currencies. Unrealized gains on derivatives designated as cash flow hedges are recorded at fair value as assets and unrealized losses are recorded at fair value as liabilities. For derivative instruments designated as cash flow hedges, changes in fair value are reported as a component of “Accumulated other comprehensive (loss) income” on the Combined Balance Sheet and are reclassified into the Combined Statement of Operations in the same period the hedged transaction affects earnings. Net Investment Hedging We have designated €164 million aggregate principal amount of debt as a hedge of the variability of some of the Euro-denominated net investments of our subsidiaries. The gain or loss on the debt that is designated as, and is effective as the net investment in a foreign operation is recorded as a currency translation adjustment within “Accumulated other comprehensive (loss) income” on the Combined Balance Sheet. The gain or loss will be subsequently reclassified into the Combined Statement of Operations when the hedged net investment is either sold or substantially liquidated. Net gains on net investment hedges recognized in “Accumulated other comprehensive (loss) income” were $(5) for the year ended March 31, 2022. Collateral and Credit-Risk Contingency We monitor our positions with, and the credit quality of, the financial institutions that are party to our financial transactions and have entered into collateral agreements with these counterparties to further protect us in the event of deterioration of the credit quality of such counterparties on outstanding transactions. Some of these agreements require us to post collateral to the counterparties in accordance with agreed upon thresholds, if any, based on credit ratings when we are in a derivative liability position. If the credit-risk-related contingent features were triggered, the maximum collateral we would have been required to post totaled $24 at March 31, 2022. No collateral was posted or held related to our derivative contracts as of March 31, 2022.

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 18 Offsetting Netting provisions are included in agreements in situations where we execute multiple contracts with the same counterparty. For such foreign exchange contracts, we offset the fair values of the amounts owed to or due from the same counterparty and classify the net amount as a net asset or net liability within “Prepaid expenses” or “Accounts payable and accrued liabilities,” respectively, on the Combined Balance Sheet. Following are the notional amounts of our outstanding derivative positions at March 31, 2022 and December 31, 2021: March 31, 2022 December 31, 2021 (Unaudited) Foreign exchange contracts $ 213 $ 30 Net gains and losses from hedging activities recognized in the Combined Statement of Operations for the three months ended March 31, 2022 and March 31, 2021 were as follows: March 31, March 31, 2022 (Unaudited) 2021 (Unaudited) Cash Flow Hedging Relationships Foreign exchange contracts: Gain recognized in “Accumulated other comprehensive (loss) income” $ 3 $ 4 Other expense, net reclassified from “Accumulated other comprehensive (loss) income” into income 1 (5) Amounts included in “Other expense (income), net” in the Combined Statement of Operations include the impact of forward points and option premiums, which are excluded from the assessment of hedge effectiveness. Other amounts included in “Other expense (income), net” in the Combined Statement of Operations relate to hedge of foreign-currency-denominated debt and hedge ineffectiveness, which are not material to the Combined Financial Statements. The following is a summary of amounts recorded on the Combined Balance Sheet pertaining to our use of foreign currency derivatives as of March 31, 2022 and December 31, 2021: March 31, 2022 (Unaudited) (a) December 31, 2021 (b) Prepaid expenses $ 2 $ 8 Accounts payable and accrued liabilities (25) (41) (a) Includes $76 ($74 of qualifying hedges and $2 of economic hedges) and $99 of qualifying hedges of foreign exchange derivative contracts in asset and liability positions, respectively (b) Includes $76 ($74 of qualifying hedges and $2 of economic hedges) and $109 of qualifying hedges of foreign exchange derivative contracts in asset and liability positions, respectively Nonrecurring Fair Value Measurements In addition to assets and liabilities that are recorded at fair value on a recurring basis, impairment indicators may subject goodwill, long-lived assets and film costs to nonrecurring fair value measurements. The fair values of

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

film productions were estimated using a discounted cash flow approach. The inputs to all of these approaches are considered Level 3. For the three months ended March 31, 2022 and March 31, 2021, the nonrecurring fair value measurements for film and programming costs was $4.

NOTE 10. INCOME TAXES

The effective tax rates for the three months ended March 31, 2022 and March 31, 2021, were 17.2% and 23.2%, respectively.

The three months ended March 31, 2022, contained favorable discrete tax items of $8.3 million, primarily due to $16.2 million of favorable changes associated with prior year return to provision adjustments, partially offset by $1.9 million of unfavorable changes in tax reserves and $6 million of net unfavorable other discrete tax items.

The three months ended March 31, 2021, contained unfavorable discrete items of $10.6 million.

As of December 31, 2021, the Combined Financial Statements "prepaid expense" included approximately $270 million in prepaid tax assets related to production tax credits generated by the AT&T Warner Media business, and this estimate was refined through March 31, 2022. In addition, WarnerMedia ceased to be a party to the AT&T Income Tax Sharing agreement as of close. Approximately $270 million in production tax credits are determined eligible to be utilized within AT&T pre-spin tax periods and tax return filings and are no longer determined available to be included as a prepaid expense of the AT&T WarnerMedia Business financial statements for the period ending March 31, 2022.

NOTE 11. BENEFIT PLANS

Overview

Certain employees participate in one of AT&T's sponsored noncontributory pension plans and as such a portion of the expenses associated with these plans is included in our Combined Statement of Operations. However, our Combined Balance Sheet does not include any pension or post-retirement assets or liabilities related to these plans.

The following table presents the components of directly attributable net periodic benefit credit included in "Other expense (income), net" in the Combined Statement of Operations for pension plans where AT&T is the sponsor:

	Three Months Ended March 31, 2022 (Unaudited)	Three Months Ended March 31, 2021 (Unaudited)
Interest cost on projected benefits obligation	$ 14	$ 12
Expected return on assets	(46)	(44)
Actuarial gain	(9)	(123)
Net periodic benefit credit	$ (41)	$ (155)

We sponsor four U.S. nonqualified pension plans that are noncontributory and unfunded. The four plans consist of the Time Warner Excess Benefit Plan (the "Excess plan"), the Retirement Accumulation Plan ("RAP"), the Supplemental Executive Retirement Plan ("SERP") and the Wealth Accumulation Plan ("WAP") (together the "US Nonqualified Plans").

Net Periodic Benefit Cost

The service cost component of net periodic pension benefit cost is recorded in operating expenses in the Combined Statement of Operations while the remaining components are recorded in "Other expense (income), net." The following table presents the components of net periodic benefit cost:

19

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 20 Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Service cost – benefits earned during the period $ 1 $ 1 Interest cost on projected benefits obligation 5 4 Expected return on assets (4) (3) Net periodic benefit cost (a) $ 2 $ 2 (a) Net period benefit cost excludes foreign currency loss of $2 and gain of $12 for the three months ended March 31, 2022 and March 31, 2021, respectively. NOTE 12. EQUITY-BASED COMPENSATION Certain of our employees participate in share-based compensation plans sponsored by AT&T, which include stock options and Restricted Stock Unit awards. The most recent stock option grant took place in 2018, vested within one year and no additional grants have since been issued. Restricted Stock Unit awards have a vesting period of one to four years in accordance with the terms of those plans. Our Combined Statement of Operations includes the compensation cost recognized for those plans as operating expenses, as well as the associated tax benefits. These amounts were based on the awards and terms previously granted to our employees but may not reflect the equity awards or results that we would have experienced or expect to experience as a standalone company. Additionally, expenses related to the AT&T corporate employees were allocated based on an allocation metric which best represents our portion of corporate expenses incurred, primarily based on the relative percentage of expected revenue. The unit data presented in the tables below only reflect the costs that were directly attributable to our employees and none of the allocated expenses of AT&T’s corporate employees. Equity Plans Stock options and RSUs have been granted to our employees and non-employee directors. Generally, stock options have exercise prices equal to the fair market value on the date of grant, vest in four equal annual installments and expire ten years from the date of grant. RSUs generally vest in four equal annual installments. Stock options and RSUs generally provide for accelerated vesting after reaching a specified age and years of service, as well as in certain additional circumstances for non-employee directors. Holders of RSUs are generally entitled to receive cash dividend equivalents based on the regular quarterly cash dividends declared and paid by AT&T during the period that the RSUs are outstanding. The dividend equivalent payment for holders of RSUs subject to a performance condition is made in cash following the satisfaction of the performance condition. Holders of stock options do not receive dividends or dividend equivalent payments. Upon the (i) exercise of a stock option or (ii) vesting of an RSU, shares of the Parent’s common stock may be issued either from authorized but unissued shares or from treasury stock. Other information pertaining to each category of equity-based compensation appears below. The compensation costs included in our Combined Statement of Operations are reflected in the table below: Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Share-based compensation expense $ 70 $ 70 Tax benefits associated with share-based compensation expense 15 15 Total unrecognized compensation cost related to nonvested restricted stock units as of March 31, 2022 and December 31, 2021, without taking into account expected forfeitures, is $445 and $223 respectively and is

AT&T WarnerMedia Business
(A Component of AT&T Inc.)
Notes to the Combined Financial Statements (Unaudited)
(Dollars in millions except per share amounts)

expected to be recognized over a weighted-average period of approximately 2 years. The total fair value of shares vested was $81 and $172 for the three months ended March 31, 2022 and March 31, 2021 respectively.

NOTE 13. SALES OF RECEIVABLES

We have agreements with various third-party financial institutions pertaining to the sales of certain types of our accounts receivable. The most significant of these programs are discussed in detail below and generally consists of revolving service and trade receivables. Under these programs, we transfer receivables to purchasers in exchange for cash. Under the terms of our agreements for this program, we continue to bill and collect the payments from our customers on behalf of the financial institutions.

Revolving Receivables Program

We have a revolving agreement to transfer up to $6,680 of certain receivables through our bankruptcy-remote subsidiaries to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred. This agreement is subject to renewal on an annual basis and the transfer limit may be expanded from time to time. As customers pay their balances, we transfer additional receivables into the program, resulting in our gross receivables sold exceeding net cash flow impacts (e.g., collect and reinvest). The transferred receivables are fully guaranteed by our bankruptcy-remote subsidiaries, which hold additional receivables in the amount of $3,359 that are pledged as collateral under this agreement. Upon completion of AT&T's separation and distribution of WarnerMedia, and merger of SpinCo on April 8, 2022, AT&T Mobility LLC receivables no longer serve as collateral under this agreement. AT&T intercompany receivables and related party, DirecTV, receivables were pledged as additional collateral. Any reduction of collateral in the future may impact the Company's sold receivables. The transfers are recorded at fair value of the proceeds received and obligations assumed less derecognized receivables. The obligation is subsequently adjusted for changes in estimated expected credit losses and interest rates. Our maximum exposure to loss related to these receivables transferred is limited to the amount outstanding.

The fair value measurement used for the obligation is considered Level 3 under the Fair Value Measurement and Disclosure framework (see Note 9).

The following table sets forth a summary of receivables sold:

	Three Months Ended March 31, 2022 (Unaudited)		Three Months Ended March 31, 2021 (Unaudited)	
Gross receivables sold/cash proceeds received[1]	$	4,082	$	4,481
Collections reinvested under revolving agreement		3,673		4,100
Net cash proceeds received	$	409	$	381
Net receivables sold[2]	$	4,052	$	4,404
Obligations (reversed) recorded		72		129

[1]Includes initial sale of receivables of $409 and $381 for the three months ended March 31, 2022 and March 31, 2021 respectively.
[2]Receivables net of allowance, return and incentive reserves and imputed interest.

The following table sets forth a summary of the receivables and accounts being serviced:

	March 31, 2022 (Unaudited)		December 31, 2021	
Gross receivables:	$	1,008	$	1,095
Balance sheet classification				
Accounts receivable:				
Trade receivables		807		906
Other assets:				
Noncurrent notes and trade receivables		201		189

21

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 22 Outstanding portfolio of receivables derecognized from our Combined Balance Sheet 6,172 5,763 Cash proceeds received, net of remittances1 6,172 5,763 1Represents amounts to which financial institutions remain entitled. NOTE 14. ADDITIONAL FINANCIAL INFORMATION Additional financial information with respect to “Other expense (income), net” is as follows: Three Months Ended March 31, 2022 (Unaudited) Three Months Ended March 31, 2021 (Unaudited) Other Income, Net Loss (gain) on equity method investees $ 15 $ (49) Pension remeasurement (9) (123) Actuarial gain on pension and postretirement benefits (68) (29) Other, net (7) 16 Total other income, net $ (69) $ (185) NOTE 15. COMMITMENTS AND CONTINGENCIES Contingent Commitments Six Flags Guarantee In connection with our former investment in the Six Flags theme parks located in Georgia and Texas (collectively, the “Parks”), in 1997, certain subsidiaries of ours agreed to guarantee (the “Six Flags Guarantee”) certain obligations of the partnerships that hold the Parks (the “Partnerships”) for the benefit of the limited partners in such Partnerships, including: annual payments made to the Parks or to the limited partners and additional obligations at the end of the respective terms for the Partnerships in 2027 and 2028 (the “Guaranteed Obligations”). The aggregate gross undiscounted estimated future cash flow requirements covered by the Six Flags Guarantee over the remaining term (through 2028) are $522. To date, no payments have been made by us pursuant to the Six Flags Guarantee. Six Flags Entertainment Corporation (formerly known as Six Flags, Inc. and Premier Parks Inc.) (“Six Flags”), which has the controlling interest in the Parks, has agreed, pursuant to a subordinated indemnity agreement (the “Subordinated Indemnity Agreement”), to guarantee the performance of the Guaranteed Obligations when due and to indemnify us, among others, if the Six Flags Guarantee is called upon. If Six Flags defaults in its indemnification obligations, we have the right to acquire control of the managing partner of the Parks. Six Flags’ obligations to us are further secured by its interest in all limited partnership units held by Six Flags. Because the Six Flags Guarantee existed prior to December 31, 2002 and no modifications to the arrangements have been made since the date the guarantee came into existence, we are required to continue to account for the Guaranteed Obligations as a contingent liability. Based on our evaluation of the current facts and circumstances surrounding the Guaranteed Obligations and the Subordinated Indemnity Agreement, we are unable to predict the loss, if any, that may be incurred under the Guaranteed Obligations, and no liability for the arrangements has been recognized at March 31, 2022. Because of the specific circumstances surrounding the arrangements and

AT&T WarnerMedia Business (A Component of AT&T Inc.) Notes to the Combined Financial Statements (Unaudited) (Dollars in millions except per share amounts) 23 the fact that no active or observable market exists for this type of financial guarantee, we are unable to determine a current fair value for the Guaranteed Obligations and related Subordinated Indemnity Agreement. Contingencies We are party to numerous lawsuits, regulatory proceedings and other matters arising in the ordinary course of business. In evaluating these matters on an ongoing basis, we take into account amounts already accrued on the balance sheet. In our opinion, although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on our financial position, results of operations or cash flows. NOTE 16. SUBSEQUENT EVENTS Discovery Merger On April 8, 2022, AT&T completed the separation and distribution of WarnerMedia, and merger of SpinCo, an AT&T subsidiary formed to hold the WarnerMedia business, with a subsidiary of Discovery, Inc., which was renamed Warner Bros. Discovery Inc. (WBD). Each AT&T shareholder received 0.241917 shares of WBD common stock for each share of AT&T common stock held as of the record date. In connection with and in accordance with the terms of the transaction, AT&T received approximately $40.4 billion which included $38.8 billion of cash and $1.6 billion of debt retained by WarnerMedia. Subsequent Restructuring Charges Restructuring activities at and near the merger date have been recognized by WBD. CNN+ On April 21, WBD announced the shut-down of CNN+. Employees unable to find a role within the Company will receive at least 6 months of severance. We are in the process of evaluating other potential charges including programming impairment, technology and product write-offs and contract termination costs.